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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☐                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

AMERICAN COMMUNITY BANCSHARES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

AMERICAN COMMUNITY BANCSHARES, INC.

4500 Cameron Valley Parkway, Suite 150

Charlotte, North Carolina 28211

(704) 225-8444

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held

May 22, 2007

NOTICE is hereby given that the Annual Meeting of Shareholders of American Community Bancshares, Inc. (the “Company”) will be held as follows:

Place:	American Community Bank
2593 West Roosevelt Boulevard
Monroe, North Carolina

Date:	May 22, 2007

Time:	11:00 a.m.

The purposes of the meeting are:

1.	To elect four members of the Board of Directors for three-year terms and one member of the Board of Directors for a one-year term.

2.	To ratify the appointment of Dixon Hughes PLLC as the Company’s independent registered public accounting firm for 2007.

3.	To transact any other business that may properly come before the meeting.

You are cordially invited to attend the meeting in person. However, even if you expect to attend the meeting, you are requested to complete, sign and date the enclosed appointment of proxy and return it in the envelope provided for that purpose to ensure that a quorum is present at the meeting. The giving of an appointment of proxy will not affect your right to revoke it or to attend the meeting and vote in person.

By Order of the Board of Directors

Randy P. Helton

President and Chief Executive Officer

April 23, 20

AMERICAN COMMUNITY BANCSHARES, INC.

4500 Cameron Valley Parkway, Suite 150

Charlotte, North Carolina 28211

(704) 225-8444

PROXY STATEMENT

Mailing Date: On or about April 17, 2007

ANNUAL MEETING OF SHAREHOLDERS

To Be Held

May 22, 2007

General

This Proxy Statement is furnished in connection with the solicitation of the enclosed appointment of proxy by the Board of Directors of American Community Bancshares, Inc. (the “Company”) for the 2007 Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held at American Community Bank, 2593 West Roosevelt Boulevard, Monroe, North Carolina, at 11:00 a.m. on May 22, 2007, and any adjournments thereof.

Solicitation and Voting of Appointments of Proxy; Revocation

Persons named in the appointment of proxy as proxies to represent shareholders at the Annual Meeting are Robert G. Dinsmore, Jr., Alison J. Smith, and David D. Whitley. Shares represented by each appointment of proxy, which is properly executed and returned and not revoked, will be voted in accordance with the directions contained in the appointment of proxy. If no directions are given, each such appointment of proxy will be voted FOR the election of each of the nominees for director named in Proposal 1 below and FOR Proposal 2. If, at or before the time of the Annual Meeting, any nominee named in Proposal 1 has become unavailable for any reason, the proxies will have the discretion to vote for a substitute nominee. On such other matters as may come before the meeting, the proxies will be authorized to vote shares represented by each appointment of proxy in accordance with their best judgment on such matters. An appointment of proxy may be revoked by the shareholder giving it at any time before it is exercised by filing with Dan R. Ellis, Jr., Secretary of the Company, a written instrument revoking it or a duly executed appointment of proxy bearing a later date, or by attending the Annual Meeting and announcing his or her intention to vote in person.

Expenses of Solicitation

The Company will pay the cost of preparing, assembling and mailing this Proxy Statement and other proxy solicitation expenses. In addition to the use of the mails, appointments of proxy may be solicited in person or by telephone by the Company’s officers, directors and employees without additional compensation. The Company will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs in sending the proxy materials to the beneficial owners of the Company’s common stock.

Record Date

The close of business on April 10, 2007 has been fixed as the record date (the “Record Date”) for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record on that date will be eligible to vote on the proposals described herein.

Voting Securities

The voting securities of the Company are the shares of its common stock, par value $1.00 per share, of which 25,000,000 shares are authorized and preferred stock, no par value, of which 1,000,000 shares are authorized. At April 10, 2007, there were 7,003,343 shares of common stock and no shares of preferred stock outstanding. There are approximately 2,500 holders of record of the Company’s common stock.

Voting Procedures; Quorum; Votes Required for Approval

Each shareholder is entitled to one vote for each share held of record on the Record Date on each director to be elected and on each other matter submitted for voting. In accordance with North Carolina law, shareholders will not be entitled to vote cumulatively in the election of directors at the Annual Meeting.

A majority of the shares of the Company’s common stock issued and outstanding on the Record Date must be present in person or by proxy to constitute a quorum for the conduct of business at the Annual Meeting.

Assuming a quorum is present, in the case of Proposal 1 below, the five directors receiving the greatest number of votes shall be elected.

In the case of Proposal 2 below, for such proposal to be approved, the number of votes cast for approval must exceed the number of votes cast against the proposal. Abstentions and broker non-votes will have no effect.

Authorization to Vote on Adjournment and Other Matters

Unless the Secretary of the Company is instructed otherwise, by signing an appointment of proxy, shareholders will be authorizing the proxyholders to vote in their discretion regarding any procedural motions which may come before the Annual Meeting. For example, this authority could be used to adjourn the Annual Meeting if the Company believes it is desirable to do so. Adjournment or other procedural matters could be used to obtain more time before a vote is taken in order to solicit additional proxies to establish a quorum or to provide additional information to shareholders. However, proxies voted against any of the Proposals will not be used to adjourn the Annual Meeting. The Company does not have any plans to adjourn the meeting at this time, but intends to do so, if needed, to promote shareholder interests.

Ownership of Voting Securities

As of April 10, 2007, there were no shareholders known to management to own more than 5% of the Company’s common stock, except those listed below.

NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENTAGE OF CLASS
Marla Braun Coral Gables, FL	475,710	6.81

As of April 10, 2007 the beneficial ownership of the Company’s common stock, by directors and executive officers individually, and by directors and executive officers as a group, was as follows:

NAME AND ADDRESS OF BENEFICIAL OWNER		AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP (1)(2)	PERCENT OF CLASS (3)
Robert G. Dinsmore, Jr.	Charlotte, NC	19,430	*
Dan R. Ellis, Jr.	Monroe, NC	44,785(4)	*
Frank L. Gentry	Charlotte, NC	15,500	*
Philip R. Gilboy	Waxhaw, NC	19,366	*
E. Michael Gudely	Charlotte, NC	7,608	*
David J. Guilford	Charlotte, NC	16,250	*
Thomas J. Hall	Charlotte, NC	51,403	*
Larry S. Helms	Monroe, NC	24,980(5)	*
Randy P. Helton	Charlotte, NC	145,129(6)	2.04
V. Stephen Moss	Blacksburg, SC	36,242	*
Peter A. Pappas	Charlotte, NC	13,250	*
Harry C. Parlier	Charlotte, NC	3,117	*
L. Steven Phillips	Isle of Palms, SC	75,030	1.07
Alison J. Smith	Charlotte, NC	63,521	*
David D. Whitley	Monroe, NC	29,974	*
Gregory N. Wylie	Waxhaw, NC	76,241(7)	1.08
All Directors and Executive Officers as a Group (16 persons)		636,802	8.71

(1)	Except as otherwise noted, to the best knowledge of the Company’s management, the above individuals and group exercise sole voting and investment power with respect to all shares shown as beneficially owned other than the following shares as to which such powers are shared: Mr. Dinsmore – 8,100 shares, Mr. Guilford – 330 shares, and Mr. Whitley – 3,380 shares.

(2)	Included in the beneficial ownership tabulations are the following options to purchase shares of common stock of the Company: Mr. Dinsmore – 11,000, Mr. Ellis – 25,987, Mr. Gentry – 11,000, Mr. Gilboy – 9,500, Mr. Gudely – 3,000, Mr. Guilford – 9,500, Mr. Hall – 26,103, Mr. Helms – 5,000, Mr. Helton – 108,410, Mr. Moss – 9,000, Mr. Pappas – 9,500, Mr. Parlier – 3,000, Mr. Phillips – 33,702, Ms. Smith – 9,000, Mr. Whitley – 5,000, and Mr. Wylie – 30,327, and an aggregate of 309,029 options for the group.

(3)	The calculation of the percentage of class beneficially owned by each individual and the group is based on the sum of (i) 7,003,343 shares of common stock outstanding as of April 10, 2007, and (ii) options exercisable within 60 days of April 10, 2007 for the individual and the group.

(4)	Includes 1,974 shares owned by Mr. Ellis’ spouse

(5)	Includes 180 shares owned by Mr. Helms’ spouse

(6)	Includes 1,565 shares owned by Mr. Helton’s spouse.

(7)	Includes 7,186 shares owned by Mr. Whitley’s spouse.

Section 16(a) Beneficial Ownership Reporting Compliance

Directors and executive officers of the Company are required by federal law to file reports with the Securities and Exchange Commission (“SEC”) regarding the amount of and changes in their beneficial ownership of the Company’s common stock. To the best knowledge of the Company, all such ownership reports have been timely filed and the ownership status of the Company’s common stock by such individuals is current.

PROPOSAL 1: ELECTION OF DIRECTORS

The Company’s Bylaws provide that its board shall consist of between seven and twenty members. If there are more than nine members, the board shall be divided into three classes in as equal a number as possible. Such classes shall be elected to staggered three-year terms. The Board of Directors has set the number of directors of the Company at thirteen. The five directors listed below have been nominated to the Board for the terms indicated:

Name and Age	Position(s) Held	Director Since(1)	Principal Occupation and Business Experience During Past Five Years

Three Year Terms

Frank L. Gentry (64)	Director	2002	Independent Consultant; former Executive Vice President of Corporate Strategy and Development, Bank of America, Charlotte, NC, 1973-2000
Alison J. Smith (52)	Director	2000	President, Smith Capital, Inc., Charlotte, NC (financial advisory, investment banking)

David D. Whitley (60)	Director and Chairperson of the Bank	1998	President, Whitley Mortgage Associates, Inc., (mortgage broker) and Whitley Real Estate, Inc. (realty firm), Monroe, NC; Chairperson of the Board of Directors of American Community Bank

Gregory N. Wylie (52)	Director	1998	Retired; former Chief Executive Officer, Metro Marketing, Inc., Charlotte, NC (specialty food brokerage)

One Year Term

V. Stephen Moss (57)	Director	1995	Senior Vice President and South Carolina Regional Executive of American Community Bank

(1)	If applicable, includes prior service as director of American Community Bank or First National Bank of the Carolinas, which was acquired by the Company in 2004.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR OF THE COMPANY FOR THE TERMS INDICATED.

Incumbent Directors

Name and Age	Director Since(1)	Term Expires	Principal Occupation and Business Experience During Past Five Years

Robert G. Dinsmore, Jr. (62)	2001	2009	Consultant International Tax, Mergers and Acquisitions; Retired partner KPMG, LLP

Philip R. Gilboy (52)	2003	2009	President, PR Gilboy & Associates, Inc., Weddington, NC (NASD registered broker dealer)

David J. Guilford (58)	2003	2009	President, DLG Associates, Inc., Charlotte, NC (executive search firm)

Thomas J. Hall (59)	1998	2008	President, Hall Group, Inc., Charlotte, NC (real estate holding company)

Larry S. Helms (61)	1998	2008	Owner, Larry S. Helms and Associates, Monroe, NC (insurance); Member, North Carolina Board of Transportation

Randy P. Helton (51)	1998	2008	Chairman of the Board, President and Chief Executive Officer of the Company; President and Chief Executive Officer of American Community Bank

Peter A. Pappas (45)	2003	2009	President and Managing Partner, Pappas Properties, LLC, Charlotte, NC (real estate development)

L. Steven Phillips (56)	1998	2008	President Old South Landscape Services, LLC, Mt. Pleasant, SC (landscape contractor)

(1)	Includes prior service as a director of American Community Bank.

Director Independence

With the exception of Mr. Helton and Mr. Moss, each member of the Company’s Board of Directors is “independent” as defined by NASDAQ listing standards and the regulations promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”). In making this determination, the Board considered all insider transactions with directors for the provision of goods or services to the Bank. All such transactions were conducted at arm’s length upon terms no less favorable than those that would be available from an independent third party.

Director Relationships

No director is a director of any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) thereof, or any company registered as an investment company under the Investment Company Act of 1940.

Lead Independent Director

The board has long recognized the importance of independent leadership on the board, as evidenced by its designation of a lead independent director in 2004. The independent directors elect the lead independent director, and in January 2007, the independent directors elected Mr. Dinsmore to continue in his role as the board’s lead independent director. The duties and responsibilities of the lead independent director include the following:

•	assisting the Chairman of the Board with board-related matters, including approving board meeting agendas, board meeting schedules and various information sent to the board;

•	serving as the principal liaison between the independent directors and the Chairman of the Board;
•	presiding at any meetings of the non-employee directors or independent directors or at any meetings of the board at which the Chairman of the Board is not present, and

•

any other duties or responsibilities that may be requested by the independent directors or the Chairman of the Board, including, as the lead independent director deems appropriate, calling any meetings of the non-employee directors or independent directors or meeting with any of the Company’s executive officers, stockholders or other constituents.

Meetings and Committees of the Board of Directors

The Company’s Board of Directors held four meetings in 2006. Each director attended 75% or more of the aggregate board and committee meetings of which he or she was a member, with the exception of Mr. Hall.

It is the policy of the Company that directors attend each annual meeting and any special meetings of the Company’s shareholders. All of the Company’s directors attended the 2006 annual meeting of shareholders.

The Company’s Board of Directors has several standing committees including an Audit Committee, Nominating Committee and Compensation Committee.

Audit Committee. The members of the Audit Committee are Chairperson Robert G. Dinsmore, Jr., Frank L. Gentry, Phillip R. Gilboy, Alison J. Smith and Gregory N. Wylie. The members of the Audit Committee are “independent” as defined by Nasdaq listing standards and the regulations promulgated under the Securities Exchange Act of 1934. The Audit Committee met six times during 2006. The Board of Directors has adopted a written Audit Committee Charter which is available at www.americancommunitybank.com. The report of the Audit Committee is included on pages 21-22 of this proxy statement.

Nominating Committee. The members of the Nominating Committee are Chairperson Alison J. Smith, Robert G. Dinsmore, Jr., Larry S. Helms, L. Steven Phillips, David D. Whitley, and Gregory W. Wylie. The Committee met once in 2006. The duties of the Nominating Committee include: (i) assisting the Board, on an annual basis, by identifying individuals qualified to become Board members, and recommending to the Board the director nominees for the next annual meeting of shareholders; (ii) assisting the Board in the event of any vacancy on the Board by identifying individuals qualified to become Board members, and recommending to the Board qualified individuals to fill any such vacancy; and (iii) recommending to the Board, on an annual basis, director nominees for each committee of the Board.

The Company’s common stock is listed on the Nasdaq Global Market and the members of the Nominating Committee are “independent” as defined by Nasdaq listing standards. The bylaws of the Company state that candidates may be nominated for election to the Board of Directors by the Nominating Committee or by any shareholder of the Company’s common stock. It is the policy of the Nominating Committee to consider all shareholder nominations. Shareholder nominations must be submitted to the Nominating Committee in writing on or before September 30th of the year preceding the Annual Meeting at which the nominee would stand for election to the Board of Directors and must be accompanied by each nominee’s written consent to serve as a director of the Company if elected. No shareholder nominations were received during the year. The bylaws of the Company require that all nominees for director, including shareholder nominees, have business, economic or residential ties to the Company’s market area and have owned at least 1,000 shares of the Company’s common stock for a period of twelve (12) months preceding the date of the nomination. In evaluating nominees for director, the Nominating Committee values community involvement and experience in finance or banking including prior service as an officer or director of an entity engaged in the financial services business, although such experience is not a prerequisite for nomination. The Board of Directors has adopted a written Nominating Committee Charter, which is available at www.americancommunitybank.com.

Compensation Committee. The members of the Compensation Committee are Chairperson Gregory N. Wylie, Robert G. Dinsmore, Jr., Thomas J. Hall, Alison Smith and David D. Whitley. The Compensation Committee meets on an as needed basis to review the salaries and compensation programs required to attract and retain the Company’s executive officers. The Compensation Committee met six times in 2006. The committee approves the compensation of the President and Chief Executive Officer and “reporting officers” to the President including the Chief Financial Officer, Chief Credit Officer, Chief Operating Officer, and Chief Administrative Officer. The salary of each of such “reporting officers” is determined based upon the recommendation by the President and Chief Executive Officer and such officer’s experience, managerial effectiveness, contribution to the Company’s overall profitability, maintenance of regulatory compliance standards and professional leadership. The Committee also compares the compensation of the Company’s executive officers with compensation paid to executives of similarly situated bank holding companies, other businesses in the Company’s market area and appropriate state and national salary data. The Committee is not bound by recommendations made by the President and Chief Executive Officer. Furthermore, the President and Chief Executive Officer does not have any input into his own compensation. The compensation committee engages third party compensation consultants on occasion to assist in determining executive pay or additional benefits, but does not delegate its duties. The Board of Directors has adopted a written Compensation Committee Charter which is available at www.americancommunitybank.com. The report of the Compensation Committee follows on page 21 of this Proxy Statement.

Director Compensation

Board Fees. During 2006, all directors received an annual retainer of $5,000. In addition, directors received $400 for each board meeting attended and $300 for each Committee meeting attended, with the exception of the Chairman of the Board who received $500 for each meeting chaired and Committee Chairpersons, who received $400 for each committee meeting chaired.

1999 Nonstatutory Stock Option Plan for Directors. At the 1999 Annual Meeting the shareholders of the Bank approved the 1999 Nonstatutory Stock Option Plan for Directors (the “1999 Nonstatutory Option Plan”) pursuant to which options covering 246,191 shares of the Bank’s common stock were available for issuance to members of the Board of Directors and the board of any subsidiary. In connection with the reorganization of the Bank into the holding company form which resulted in the creation of the Company, the Nonstatutory Option Plan was adopted by the Company and options under such plan are now options of the Company. On April 14, 1999, all options were granted under the 1999 Nonstatutory Option Plan at the exercise price of $11.00 per share which was the fair market value on the date of grant. The original exercise price is currently $5.55 per share as a result of a 20% stock dividend in 1999, 10% stock dividend in 2002 and a 50% stock dividend in 2006. Another 69,000 of the original options issued were forfeited and reissued on April 26, 2006 at the exercise price of $12.98 per share which was the fair market value on the date of grant. There are currently 80 options available for grant in this plan.

2002 Nonstatutory Stock Option Plan. At the 2002 Annual Meeting the shareholders of the Company approved the 2002 Nonstatutory Stock Option Plan (the “2002 Nonstatutory Option Plan”) pursuant to which options covering 37,500 shares of the Company’s common stock were available for issuance to members of the Board of Directors and the board of any subsidiary. All but 1,500 of these options have been granted and there are currently 34,000 options outstanding with a weighted average exercise price of $6.50 per share which was the fair market value on the date of grant adjusted for stock dividends.

The following table presents a summary of all compensation paid by the Company to its directors for their service as such during the year ended December 31, 2006.

DIRECTOR COMPENSATION TABLE

	Fees Earned or Paid in Cash	Stock Awards	Option Awards(1)	All Other Compensation	Total
Robert G. Dinsmore, Jr.	$17,300	$—	$22,795	$—	$40,095
Frank L. Gentry	13,300	—	22,795	—	36,095
Philip Gilboy	11,700	—	22,795	—	34,495
David J. Guilford	14,600	—	22,795	—	37,395
Thomas J. Hall	11,100	—	22,795	—	33,895
Larry S. Helms	12,100	—	22,795	—	34,895
Randy P. Helton(2)	—	—	—	—	—
V. Stephen Moss(2)	—	—	—	—	—
Peter A. Pappas	8,300	—	22,795	—	31,095
L. Steven Phillips	6,400	—	22,795	—	29,195
Alison J. Smith	13,100	—	22,795	—	35,895
David D. Whitley	15,300	—	22,795	—	38,095
Gregory N. Wylie	17,900	—	22,795	—	40,695
Total	$141,100	$—	$250,745	$—	$391,845

(1)	Expense calculated in accordance with FAS 123R.
(2)	Compensation paid to Mr. Helton in connection with his service as President and Chief Executive Officer of the Company and Mr. Moss as Senior Vice President of the Company is presented in the Summary Compensation Table presented on page 12.

Executive Officers

Set forth below is certain information regarding the executive officers of the Company.

Name	Age	Position With Company	Business Experience

Randy P. Helton	51	Chairman, President and CEO	Chairman of the Board, President and CEO of the Company; President and CEO of American Community Bank.

V. Stephen Moss	57	Senior Vice President and South Carolina Regional Executive of American Community Bank	Former President and CEO of First National Bank of the Carolinas, Gaffney, South Carolina

Dan R. Ellis, Jr.	51	Senior Vice President, Chief Financial Officer and Corporate Secretary	Certified Public Accountant; Senior Vice President, Chief Financial Officer and Corporate Secretary

E. Michael Gudely	49	Senior Vice President and Chief Operating Officer of American Community Bank	Former Senior Vice President, Regional Executive for FNB Southeast Bank, Wilmington, NC

Harry C. Parlier	56	Senior Vice President and Chief Credit Officer of American Community Bank	Former Senior Vice President, Bank of America, Charlotte, NC

Set forth below is certain information regarding American Community Bank’s market area and other executive officers.

Name	Age	Position With American Community Bank	Business Experience

W. R. “Randy” Adcock	50	Senior Vice President and Monroe City Executive	Mr. Adcock, a lifelong resident of Monroe, NC, has 28 years of banking experience in the Bank’s market.

Steven L. Barnes	51	Senior Vice President and Indian Trail City Executive	Mr. Barnes, a lifelong resident of Indian Trail, NC, has 23 years of banking experience in the Bank’s market.

Richard M. Cochrane	54	Senior Vice President and Matthews/Mint Hill City Executive	Mr. Cochrane, a lifelong resident of Mint Hill, NC, has 26 years of banking experience in the Bank’s market.

Jeff N. Coley	47	Senior Vice President and Marshville City Executive	Mr. Coley, a lifelong resident of Marshville, NC, has 25 years of banking experience in the Bank’s market.

Stephanie D. Helms	37	Senior Vice President and Chief Administrative Officer	Ms. Helms, a lifelong resident of Monroe, NC has 14 years of banking experience in the Monroe and Charlotte markets.

Douglas F. Sutherland	51	Senior Vice President and Charlotte City Executive	Mr. Sutherland, a resident of Charlotte, NC has 29 years of banking experience, with 10 years in the Charlotte market.

EXECUTIVE COMPENSATION

Employment Agreements. American Community Bank has entered into an employment agreement with Randy P. Helton, President and Chief Executive Officer (dated April 15, 1998), to establish his duties and compensation and to provide for his continued employment with the Bank. The employment agreement provides for an initial term of employment of five years. The term automatically renews for an additional year at the end of each year unless notice of termination is received prior to renewal. The employment agreement provides for an annual base salary to be reviewed by the Board of Directors not less often than annually. In addition, the employment agreement provides for discretionary bonuses, participation in other pension and profit-sharing retirement plans maintained by the Bank on behalf of its employees, as well as fringe benefits normally associated with the officer’s office or made available to all other employees. The employment agreement provides that the officer may be terminated for cause, as defined in the employment agreement, by the Bank, and otherwise be terminated by the Bank (subject to vested rights) or by the officer. The employment agreement provides that in the event of a “termination event” following a change in control of the Bank (i) the employee shall be able to terminate the agreement and receive 299% of his base amount of compensation and (ii) the term of the agreement shall be not less than 36 months from the employee’s notice of termination of the agreement. A “termination event” will occur if (i) the employee is assigned any duties or responsibilities that are inconsistent with his position, duties, responsibilities or status at the time of the change in control or with his reporting responsibilities or title with the Bank in effect at the time of the change in control; (ii) the employee’s annual base salary rate is reduced below the annual amount in effect as of the change in control; (iii) the employee’s life insurance, medical or hospitalization insurance, disability insurance, disability insurance, stock option plans, stock purchase plans, deferred compensation plans, management retention plans, retirement plans or similar plans or benefits being provided by the Bank to the employee as of the date of the change in control are reduced in their level, scope or coverage, or any such insurance, plans or benefits are eliminated, unless such reduction or elimination applies proportionately to all salaried employees of the Bank who participated in such benefits prior to the change in control; or (iv) the employee is transferred to a location outside of Monroe, North Carolina without the employee’s express written consent. A change in control of the Bank will occur if (i) any individual or entity, directly or indirectly, acquires beneficial ownership of voting securities or acquires irrevocable proxies or any combination of voting securities and irrevocable proxies, representing 25% or more of any class of voting securities or the Bank, or acquires control in any manner of the election of a majority of the directors of the Bank; (ii) the Bank is consolidated or merged with or into another corporation, association or entity where the Bank is not the surviving corporation; or (iii) all or substantially all of the assets of the Bank are sold or otherwise transferred to or are acquired by any other corporation, association or other person, entity or group.

American Community Bank has also entered into an employment agreement with V. Stephen Moss, Senior Vice President and South Carolina Regional Executive of the Bank (dated April 15, 2004), to establish his duties and compensation and to provide for his continued employment with the Bank. The employment agreement provides for an initial term of employment of three years. The term automatically renews for an additional year at the end of each year of the term unless notice of termination is received prior to such renewal. The employment agreement provides for an annual base salary to be reviewed by the Board of Directors not less often than annually. In addition, the employment agreement provides for discretionary bonuses, participation in other pension and profit sharing retirement plans maintained by the Bank on behalf of its employees, as well as fringe benefits normally associated with Mr. Moss’s office or made available to all other employees. The employment agreement provides that Mr. Moss may be terminated, by the Bank, for “cause” as defined in the employment agreement and further provides that the employment agreement may otherwise be voluntarily terminated by Mr. Moss or by the Bank (subject to vested rights). The employment agreement also provides that in the event of a “termination event” following a change of control of the Bank (i) Mr. Moss shall be able to terminate his employment agreement and receive 200% of his “base amount” of compensation. The definitions of the terms “change of control” and “termination event” under Mr. Moss’ employment agreement are substantially identical to the definitions of those terms in Mr. Helton’s employment agreement, which is summarized above.

The following table shows all compensation paid to or received by Randy P. Helton, Dan R. Ellis, Jr., V. Stephen Moss, E. Michael Gudely and Harry C. Parlier (the “Named Executive Officers”) for services rendered in all capacities during the fiscal year ended December 31, 2006.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Option Awards(1)	Non-Equity Incentive Plan Compensation	All Other Compensation(2)	Total
Randy P. Helton, Chairman of the Board, President and CEO of the Company and President and CEO of the Bank	2006	$265,200	$3,419	$67,000	$8,025	$343,644

Dan R. Ellis, Jr. Senior Vice President, Chief Financial Officer and Corporate Secretary of the Company	2006	115,500	—	23,000	4,529	143,029

V. Stephen Moss, Senior Vice President and South Carolina Regional Executive of the Bank	2006	135,200	—	10,000	4,530	149,730

E. Michael Gudely, Senior Vice President and Chief Operating Officer of the Company	2006	123,500	—	24,000	4,945	152,445

Harry C. Parlier, Senior Vice President and Chief Credit Officer of the Bank	2006	120,000	10,258	15,000	336	145,594

(1)	Expense calculated in accordance with FAS 123R.
(2)	Includes life insurance premiums and contributions to 401(k) Plan.

Stock Options

1999 Incentive Stock Option Plan. The shareholders previously approved the 1999 Incentive Stock Option Plan (the “1999 Incentive Option Plan”) pursuant to which options are available for issuance to officers and key employees of the Company and any of its subsidiaries. In connection with the reorganization of the Bank into the holding company form of organization, which resulted in the organization of the Company, the 1999 Incentive Option Plan was adopted by the Company and options under such plan are now options of the Company.

2001 Incentive Stock Option Plan. The shareholders approved the 2001 Incentive Stock Option Plan (the “2001 Incentive Option Plan”) at the 2001 annual meeting. The 2001 Incentive Option Plan also provides for the issuance of incentive stock options to officers and key employees of the Company and any of its subsidiaries. The plan originally provided for the grant of stock options covering up to 135,300 shares of the Company’s common stock. At the 2005 Annual Meeting of Shareholders, the shareholders approved an amendment to the 2001 Incentive Stock Option Plan authorizing stock options covering an additional 75,000 shares of the Company’s stock.

All stock options under the Company’s incentive option plans are granted with a per share exercise price equal to 100% of the fair market value of the Company’s common stock. The per share exercise price may then be adjusted in response to certain corporate actions, such as stock dividends and stock splits, for example, the option exercise prices in the table below have been adjusted for the effect of the 1999 20% stock dividend, the 2002 10% stock dividend, and the 2006 50% stock dividend where applicable.

Stock options on a total of 20,000 shares of the Company’s common stock were granted to the Named Executive Officers during the fiscal year ended December 31, 2006. Mr. Helton received a stock option grant covering 5,000 shares on April 25, 2006 and Mr. Parlier received a stock option grant covering 15,000 shares on April 25, 2006, as disclosed in the following table. The exercise price associated with these grants was $12.98, which represented the fair market value of the Company’s common stock as of April 25, 2006. Also disclosed in the following table are the threshold, target and maximum incentive payments which each of the Named Executive Officers could have realized under the Company’s non-equity incentive plan upon attainment of stated corporate and individual goals under the plan. Additional information regarding the Company’s non-equity incentive compensation plan is provided in the Compensation Discussion and Analysis beginning on page 16 of this proxy statement.

GRANTS OF PLAN BASED AWARDS

Estimated Future Payouts Under Non-Equity Incentive Plan Awards

Name	Grant Date	Threshold	Target	Maximum	All other Stock Awards; Number of Shares of Stock or Units	All other Option Awards; Number of Securities Underlying Options	Exercise or Base Price of Option Awards
Randy P. Helton	01/23/2007 04/25/2006	$20,000 —	$106,080 —	$159,120 —	— —	— 5,000	$	— 12.98

Dan R. Ellis, Jr.	01/23/2007	10,000	28,875	40,425	—	—		—

V. Stephen Moss	01/23/2007	10,000	31,250	43,750	—	—		—

E. Michael Gudely	01/23/2007	10,000	30,875	43,225	—	—		—

Harry C. Parlier	01/23/2007 04/25/2006	10,000 —	30,000 —	42,000 —	— —	— 15,000		— 12.98

The following table sets forth information regarding vested and unvested incentive stock options as of December 31, 2006. With the exception of Mr. Ellis, each of the Named Executive Officers had unexercisable stock options as of December 31, 2006. Incentive stock options granted by the Company are subject to a five year vesting schedule, with 20% vesting on each anniversary of the option grant date. Option exercise prices reported below have been adjusted for the effect of all stock dividends occurring subsequent to the option grant date. The Company has not adopted any plan providing for the grant of restricted stock or long-term compensation units to employees and, accordingly, there is no information reported in the two columns on the right hand side of the table below.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Name	No. of Securities Underlying Unexercised Options Exercisable	No. of Securities Underlying Options Unexerciseable	Equity Incentive Plan Awards; No. of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	No. of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards; No. of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Randy P. Helton	98,379 6,020 -0-	-0- 9,031 5,000	— — —	$5.55 8.92 12.98	04/14/09 04/24/14 04/25/16	— — —	— — —	— — —	— — —

Dan R. Ellis, Jr.	25,987	-0-	—	5.55	04/14/09	—	—	—	—

V. Stephen Moss	6,000	9,000	—	8.83	04/16/14	—	—	—	—

E. Michael Gudely	-0-	9,000	—	8.92	04/17/14	—	—	—	—

Harry C. Parlier	-0-	15,000	—	12.98	04/25/16	—	—	—	—

The following table sets forth information regarding stock options exercised by the Named Executive Officers during the fiscal year ended December 31, 2006. Stock options were exercised by each of the Named Executive Officers except Mr. Parlier. Mr. Helton exercised stock options covering 10,000 shares of the Company’s common stock on December 28, 2006 at a per share exercise price of $5.55 per share. Mr. Ellis exercised stock options covering 8,663 shares of the Company’s common stock on December 28, 2006 at a per share exercise price of $5.55 per share. Mr. Moss exercised stock options covering 37,637 shares of the Company’s common stock at various dates from June 8, 2006 through September 18, 2006 at a per share exercise price of $3.70 per share. Mr. Gudely exercised stock options covering 6,000 shares of the Company’s common stock on September 26, 2006 at an exercise price of $8.92.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Randy P. Helton	10,000	$55,567	—	—

Dan R. Ellis, Jr.	8,663	48,137	—	—

V. Stephen Moss	37,637	294,038	—	—

E. Michael Gudely	6,000	13,980	—	—

Harry C. Parlier	—	—	—	—

Stock Splits

The Company has had three stock splits since opening as follows:

•	1999 – five-for-four stock split in the form of a 20% stock dividend paid in December 1999
•	2002 – eleven-for-ten stock split in the form of a 10% stock dividend paid in January 2002
•	2006 – two-for-one stock split in the form of a 50% stock dividend paid in February 2006

401(k) Savings Plan

In 1999, the Bank adopted a tax-qualified plan (the “Savings Plan”) which covers all current and full-time employees and any new full-time employees who have been employed for twelve months and who have attained the age of twenty-one. Under the Savings Plan, a participating employee may contribute up to 20% of his or her base salary (up to the maximum allowed by law) on a tax-deferred basis through salary reduction as permitted under the Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”). The Bank is permitted to make contributions equal to 50% of the employees’ contributions up to a maximum equal to 3% of the employee’s aggregate contributions. The employer contributions vest completely after six years of service. The Bank may make additional discretionary contributions that also vest completely after six years of service with the Bank. The value of a participant’s accounts under the Savings Plan becomes payable to him or her according to the vesting schedule upon retirement, total or permanent disability or termination of employment for any other reason, or becomes payable to a designated beneficiary upon a participant’s death. The Savings Plan also contains provisions for withdrawals in the event of certain hardships. A participant’s contributions, matching contributions and discretionary contributions of the Bank, and any income accrued on such contributions, are not subject to federal or state taxes until such time as the participant withdraws them.

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion provides an overview and analysis of the Company’s compensation program and policies with respect to the Named Executive Officers. It is intended to assist in understanding the detailed information provided in the compensation tables in the Executive Compensation section of this proxy statement.

Objectives of the Company’s compensation program

The overall objective of our compensation program is to provide total compensation that allows the Company to employ, retain and motivate employees. In order to accomplish these overall objectives, our compensation program is designed to: (i) attract the qualified executives necessary to meet our needs as defined by our strategic plans, and (ii) retain and motivate executives whose performance supports the achievement of our objectives.

Design of the compensation program

The compensation program is designed to promote overall quality growth in the Company’s earnings and franchise value. This is achieved through the use of equity and non-equity based compensation and incentive and non-incentive compensation, as well as benefits and perquisites.

Elements of compensation utilized by the Company

The Company utilizes the following elements of compensation: (i) base salary; (ii) non-equity incentive plan compensation; (iii) equity awards in the form of stock options; (iv) employment agreements including change in control provisions; (v) a retirement plan (401(k) including matching contributions); and (vi) other benefits including car allowances, insurance benefits, club dues and travel allowances.

Why the Company utilizes each element of compensation

Base salary. The Compensation Committee’s intention is to set each executive officer’s base salary sufficiently high so as to retain strong, motivated leadership, but not so high as to create a negative perception with the Company’s other stakeholders. The Company pays a substantial portion of the total compensation for any given executive in base salary because it is a traditional and well-proven form of compensation and it is best suited to permit executives to defer the expenses associated with day-to-day living. Payment of compensation in the form of base salary allows the Company to accurately budget for this element of compensation expense. The Company believes that base salaries temper incentive compensation by providing a major element of compensation that is not tied to the Company’s financial performance, thereby encouraging management to continue to operate the Company in a safe and sound manner even when incentive goals may prove unattainable. The Company believes that it would not be equitable, practical or prudent to pay 100% of executive compensation in the form of incentive compensation.

Incentive plan. Non-equity incentive plan compensation paid under the Company’s incentive plan for executive officers is included as an element of overall compensation in order to reward executives above and beyond their base salaries when the Company’s performance and profitability and/or individual goal attainment exceed established annual targets. The Company believes that annual cash incentive awards encourage the Named Executive Officers to achieve short–term targets that are critical to the Company’s strategic plan. The inclusion of non-equity incentive compensation encourages management to be more creative, diligent and exhaustive in managing the Company to enhance shareholder value by achieving specified financial goals.

Incentive stock options. The Company chooses to include equity awards in the form of incentive stock options because equity based awards are the element of compensation that is most effective in aligning the pecuniary interests of management with those of shareholders and because incentive stock options are a traditional and well-proven element of compensation among community banks and bank holding companies.

The Company utilizes incentive stock options as opposed to other forms of equity-based compensation, such as restricted stock, because the company has not adopted any plans that provide for the grant of any form of equity-based compensation other than stock options. This is due to the fact that American Community Bank was organized in 1998 as a North Carolina chartered commercial bank and, pursuant to North Carolina banking law, stock option plans are the only type of permissible equity-based incentive plans. As a result, North Carolina chartered commercial banks cannot offer restricted stock to employees and typically adopt incentive stock option plans to provide for equity-based compensation to management. Upon the formation of American Community Bancshares, Inc. and the reorganization of American Community Bank into the holding company form of organization, the stock option plans of the bank were adopted as those of American Community Bancshares. The Company has found incentive stock options to be an effective means of closely aligning the interests of management with those of the shareholders and accordingly, the Company has not taken any steps to adopt additional equity based compensation plans providing for the award of other forms of equity based awards, although other forms of equity compensation, such as restricted stock, may be evaluated by the Compensation Committee from time to time in the future.

The Company believes that incentive stock options that include a vesting schedule and which lapse prior to the specified option termination date in the event of a separation from service are a very effective tool in promoting retention of executive management.

Employment agreements with change in control provisions. The Company has also chosen to utilize employment agreements, including change in control provisions, as an element of executive compensation for certain of the Company’s executive officers, primarily to promote retention, but also because employment agreements are often necessary to recruit qualified and experienced executive officers. Employment agreements that include change in control provisions providing for lump sum payments ranging from 100% to 299% of an officer’s “base amount” (as such term is defined in Section 280G of the Internal Revenue Code of 1986) upon the occurrence of a “change in control” of the Company following by a “termination event” affecting the officer are commonplace among North Carolina community banks and bank holding companies.

Employment agreements provide executive officers with assurance that their employment with the Company is viewed as a long-term proposition and that salary and benefits will be paid over a term of years (barring certain events, such as termination for cause). Employment agreements also serve to provide further assurance to the Company that the officer’s services will be available to the Company for the foreseeable future. Also, employment agreements provide such officers with assurance that their compensation will be protected in the event there is a change in control of the Company. Business combination transactions are not uncommon in the financial services industry generally or among North Carolina community banks and bank holding companies in particular. As a result, employment agreements with change in control provisions have become standard among North Carolina banks and most executive officers demand such agreements as a condition of their employment. At the same time, the Company believes these provisions are beneficial to the Company by providing a contractual financial incentive for executives to maximize shareholder value even when facing a potential change-in-control and termination of employment.

Employment agreements utilized by the Company include non-compete agreements, which restrict the officer from competing against the Company for a period of time in the event the officer leaves the employ of the Company. In this manner, the employment agreements serve to protect the Company’s legitimate business interests by restricting the ability of departed officers to compete against the Company in the event such executive officer were to be fired without cause or leave the Company voluntarily.

The compensation committee is in the process of developing a Supplemental Executive Retirement Plan (“SERP”) to aid in the long-term retention of key executives. No such plan was implemented during 2006, however, the committee will likely implement the SERP during 2007.

Perquisites. We provide some or all of the following perquisites to our named executive officers:

•	Personal use of Company-owned automobile or a car allowance,
•	Insurance benefits
•	Country club memberships and dues; and
•	Personal use of Company-provided cell phones.

For 2006, we determined the level of perquisites and benefits to offer based on information gathered by the Committee with respect to other financial institutions. We believe these perquisites are competitive with companies in our peer group and also facilitate the officer’s ability to work outside our corporate headquarters by assisting with travel and providing an external location to conduct business.

How the Company Chose Amounts and/or Formulas for Each Element

Base salary. The Compensation Committee utilizes a Salary Administration Plan in setting the salary levels of its executive officers. The Salary Administration Plan employs various position evaluation factors that take into account each officer’s skill, effort and responsibility. Skill is assessed based on the officer’s knowledge, experience and human relations responsibilities. Effort is weighed based on the officer’s level of supervision, independent decision-making, office environment and job-related stress. Responsibility is measured in terms of supervisory influence, error effect and financial accountability.

Each executive officer’s current and prior compensation is also considered in setting future compensation. In addition, the Compensation Committee reviews the compensation practices of certain of the Company’s competitors. Therefore, to some extent, the Company’s compensation is based on the market and the companies we compete against. The Company currently utilizes the services of John B. Kuhn and Associates, Charlotte, North Carolina, a human resources consulting firm, to assist with research and consulting relevant to the establishment and administration of position evaluations, job grade classifications, and performance review criteria. In addition, the Company purchases annual surveys of community bank compensation packages.

Salaries are reviewed annually, and adjustments, if any, are made based on the review of competitive salaries in our peer group, as well as the position evaluation factors under the Company’s Salary Administration Plan. The Company in the past has engaged the Hay Group, Inc., an independent consulting firm, to advise the Company in certain areas of compensation.

Incentive plan. The Company awards non-equity incentive compensation based on attainment of corporate and individual goals as set forth in the Company’s incentive plan for executive officers. Under the terms of this plan, the Compensation Committee approves quantitative and measurable “corporate goals” and “individual goals” and incentive compensation is paid based on the degree to which the specified goals are achieved. The Chief Executive Officer’s incentive target is 100% dependent on attainment of the specified “corporate goals.” The incentive goals of the Chief Financial Officer, Chief Operating Officer, Chief Administrative Officer and Chief Credit Officer are 50% weighted on attainment of the specified “corporate goals” and 50% weighted on the attainment of specified “individual goals”. Overall “bank goals” are adjusted annually, and specified “individual goals” may change from year to year, in the Compensation Committee’s discretion. The named executive officers other than the Chief Executive Officer received cash bonuses paid in 2007 based on 2006 performance equal to 7 – 20% of current base salaries. The Chief Executive Officer received an incentive cash bonus equal to 25% of his base salary.

Under the terms of the incentive plan, the Chief Executive Officer can realize maximum incentive compensation of 60% of base salary, with targeted incentive compensation equal to 40% of base salary. The Chief Financial Officer, Chief Operating Officer, Chief Administrative Officer and Chief Credit Officer can realize maximum incentive compensation of 35% of base salary, with targeted incentive compensation equal to 25% of base salary. Actual incentive compensation under the Short-Term Incentive Plan is determined based on the extent to which the specified individual and bank goals are achieved. If realization of specified goals is less than 80%, no incentive compensation is paid out under the plan.

The Board of Directors has ultimate authority to increase or decrease the amount of non-equity incentive compensation paid to the named executive officers under the incentive plan for executive officers in its discretion. This discretion was not exercised during the fiscal year ended December 31, 2006.

Incentive stock options. In making grants of equity-based awards, the Company is limited to the pool of shares authorized by the shareholders for issuance upon the exercise of equity awards under its equity award plans. All equity award plans of the Company have been approved by the shareholders.

The Company’s Chief Executive Officer and the Compensation Committee of the Board of Directors decide the timing, distribution and amount of all equity award grants. Generally the Company granted incentive stock options to its employees only at the time an employee joined the Company. In most cases, the granting of incentive stock options was considered necessary in order to attract a particular individual to the Company. In determining the number of shares subject to the option granted, in general, the more opportunity the individual had to contribute to the Company’s success and thereby impact the Company’s stock price, the larger the stock option award would be, but the ultimate number of equity awards granted to an employee was made on a discretionary rather than formulaic basis by the Compensation Committee.

When stock options are granted, the strike price is based on the fair market value of the Company’s common stock at the time of the grant. The Company’s stock option plans require a vesting period of 3 or 5 years and, accordingly, all incentive stock options are granted with these vesting schedules. The life span of all stock options is limited to ten years by the terms of each of the stock option plans. The Compensation Committee routinely provides for a ten-year life span for stock options because it believes that this promotes employee retention, maximizes the effectiveness of stock options as an incentive tool and aligns management’s pecuniary interests with the long-term interests of shareholders.

How Elements Fit into Overall Compensation Objectives

The Compensation Committee ascertains “competitive market” compensation using a number of data sources reflecting industry practices of other banks similar in size, age, and type of market (urban or rural) to the Company.

A primary data source used in setting competitive market compensation for the named executive officers is the information publicly disclosed through annual proxy statements by a peer group of other publicly traded banks. This peer group reflects banks of similar asset size, strategic focus, age, and type of market (urban or rural); factors that influence executive compensation in banks. The peer group is reviewed and updated each year as appropriate since the comparable banks may change depending on asset growth (via acquisitions). Overall, the goal is to have comparative banks that provide a true competitive and market perspective for executive total compensation.

In addition to the peer group data, we use several other sources of data for compensation (third party vendors, compensation consultants and trade groups), who provide comparative data from several banking association surveys as well as published industry surveys and proprietary compensation data.

Base salary compensation is closely related to incentive compensation because base salary is used as a starting place in calculating non-equity incentive compensation. Therefore, any increase in base salary will increase the potential value of non-equity incentive compensation payments to the executive. Increases in base salary also have the effect, along with non-equity incentive compensation, of increasing the executive’s “base amount” under Section 280G of the Internal Revenue Code of 1986 and, as a result, increasing the overall amount of a change in control payment paid to the executive under the provisions of applicable employment agreements.

Higher job grades typically correlate with increased base salary compensation and also result in larger equity awards pursuant to the equity award schedule discussed elsewhere in this compensation discussion and analysis.

As stated previously, the Company believes that it is prudent to compensate executive officers with a mix of incentive and non-incentive compensation. Too much emphasis on incentive compensation could result in management’s deployment of unnecessarily risky business strategies, which are not in the best interests of shareholders. Likewise, reliance on only non-incentive compensation would likely not provide optimal motivation to management to enhance shareholder value. Accordingly, the company believes that the mix of compensation elements it utilizes achieves a balance between incentive and non-incentive forms of compensation such that the management is incented to increase shareholder value in a safe and sound manner.

Accounting and tax treatment for both the employer and the employees are considered in the administering of all incentive compensation plans. To the extent possible, and without compromising the profitability or integrity of the company, all incentive plans are structured to achieve maximum tax benefits for both parties. A specific example is the utilization of incentive stock options which qualify for favorable tax treatment under the Internal Revenue Code.

In general, the compensation plans are intended to provide tax benefits to the Company in the form of income deductions.

Report of the Compensation Committee

The Compensation Committee has discussed the Compensation Discussion and Analysis, and has recommended to the Board of Directors that disclosure be included in this proxy statement.

This report is submitted by the Compensation Committee:

Gregory N. Wylie – Chairman

Robert G. Dinsmore, Jr.

Thomas J. Hall

Alison Smith

David D. Whitley

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is now, or formerly was, an officer or employee of either of the Company, the Bank or First National Bank of the Carolinas. Mr. Helton makes recommendations to the Committee regarding compensation of the executive officers. Mr. Helton participates in the deliberations, but not the decisions, of the Committee regarding compensation of executive officers other than himself. He does not participate in the Committee’s discussions or decisions regarding his own compensation.

Indebtedness of and Transactions with Management

The Company has had, and expects to have in the future, banking transactions in the ordinary course of business with certain of its current directors, nominees for director, executive officers and their associates. All loans included in such transactions were made on substantially the same terms, including interest rates, repayment terms and collateral, as those prevailing at the time such loans were made for comparable transactions with other persons, and do not involve more than the normal risk of collectibility or present other unfavorable features.

Loans made by either American Community Bank to directors and executive officers are subject to the requirements of Regulation O of the Board of Governors of the Federal Reserve System. Regulation O requires, among other things, prior approval of the Board of Directors with any “interested director” not participating, dollar limitations on amounts of certain loans and prohibits any favorable treatment being extended to any director or executive officer in any of the bank’s lending matters. To the best knowledge of the management of the Company and the bank, Regulation O has been complied with in its entirety.

PROPOSAL 2: RATIFICATION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed the firm of Dixon Hughes PLLC, Certified Public Accountants, as the Company’s independent registered public accounting firm for 2007. A representative of Dixon Hughes PLLC is expected to be present at the Annual Meeting and available to respond to appropriate questions, and will have the opportunity to make a statement if he desires to do so.

The Company has paid Dixon Hughes PLLC fees in connection with its assistance in the Company’s annual audit and review of the Company’s financial statements. Sometimes the Company engages Dixon Hughes PLLC to assist in other areas.

The following table sets forth the fees paid to Dixon Hughes PLLC in various categories during 2006 and 2005.

Category	2006		2005
Audit Fees	$196,600	(1)	$73,350	(1)
Audit-Related Fees	10,512	(2)	9,293	(2)
Tax Fees	17,363	(3)	11,430	(3)

Total Fees Paid	$224,475		$94,073

(1)

Audit fees include fees billed and expected to be billed to the Company by Dixon Hughes in connection with the annual audit of the Company’s financial statements, reviews of the Company’s interim financial statements, and attest services provided pursuant to Section 404 of the Sarbanes-Oxley Act incurred in 2006.

(2)	Audit related services include routine accounting consultations.
(3)	Tax fees include corporate tax compliance, as well as counsel and advisory services.

All services rendered by Dixon Hughes PLLC during 2006 and 2005 were subject to pre-approval by the Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” RATIFICATION OF DIXON HUGHES PLLC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2007.

Report of the Audit Committee

In the performance of its oversight functions, the Audit Committee is responsible for receiving and reviewing the annual audit report of the Company’s independent auditors and reports of examinations by bank regulatory agencies, and helps formulate, implement, and review the Company’s and its subsidiaries’ internal audit programs. The Audit Committee assesses the performance and independence of the Company’s independent accountants and recommends their appointment. The Audit Committee has in place pre-approval policies and procedures that involve as assessment of the performance and independence of the Company’s independent auditors, an evaluation of any conflicts of interest that may impair the independence of the independent auditors and pre-approval of an engagement letter that outlines all services to be rendered by the independent auditors.

Management is responsible for the preparation and presentation of the Company’s financial statements and its overall financial reporting process and, with the assistance of the Company’s outsourced internal auditors, for maintaining appropriate internal controls and procedures that provide for compliance with accounting standards and applicable laws. The independent auditors are responsible for planning and carrying out a proper audit of the Company’s financial statements, expressing an opinion as to their conformity with generally accepted accounting principles and annually auditing management’s assessment of the effectiveness of internal control over financial reporting. Members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not full-time employees of the Company.

During the course of its examination of the Company’s audit process in 2006, the Audit Committee reviewed and discussed the audited financial statements with management. The Audit Committee also discussed with the independent auditors, Dixon Hughes PLLC, all matters required to be discussed by the Statement of Auditing Standards No. 61, as amended. Furthermore, the Audit Committee received from and discussed with Dixon Hughes PLLC disclosures regarding their independence required by the Independence Standards Board Standard No. 1, as amended. Based on the review and discussions above, the Audit Committee (i) recommended to the board that the audited financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2006 for filing with the SEC and (ii) recommended that shareholders ratify the appointment of Dixon Hughes PLLC as auditors for 2007.

The Audit Committee has a written charter which is reviewed by the Committee for adequacy on an annual basis. The members of the Audit Committee are “independent” and “financially literate” as defined by the NASDAQ listing standards. The Board of Directors has determined that Robert G. Dinsmore, Jr., a member of the Audit Committee, meets the requirements adopted by the SEC for qualification as an “audit committee financial expert.” An audit committee financial expert is defined as a person who has the following attributes: (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of GAAP in connection with the accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements that are of the same level of complexity that can be expected in the registrant’s financial statements, or experience supervising people engaged in such activities; (iv) an understanding of internal controls and procedures for financial reporting; and (v) an understanding of audit committee functions.

This report is submitted by the Audit Committee,

Robert G. Dinsmore, Jr. – Chairman

Frank L. Gentry

Philip R. Gilboy

Alison J. Smith

Gregory N. Wylie

OTHER MATTERS

The Board of Directors knows of no other business that will be brought before the Annual Meeting. Should other matters properly come before the meeting, the proxies will be authorized to vote shares represented by each appointment of proxy in accordance with their best judgment on such matters.

PROPOSALS FOR 2008 ANNUAL MEETING

It is anticipated that the 2008 Annual Meeting will be held on a date during May 2008. Any proposal of a shareholder which is intended to be presented at the 2008 Annual Meeting must be received by the Company at its main office in Charlotte, North Carolina no later than November 21, 2007, in order that such Proposal be timely received for inclusion in the proxy statement and appointment of proxy to be issued in connection with that meeting. If a Proposal for the 2008 Annual Meeting is not expected to be included in the proxy statement for that meeting, the Proposal must be received by the Company by February 15, 2008 for it to be timely received for consideration. The Company will use its discretionary authority for any Proposals received thereafter.

SHAREHOLDER COMMUNICATIONS

The Company does not currently have a formal policy regarding shareholder communications with the Board of Directors, however, any shareholder may submit written communications to Robert G. Dinsmore, Jr., Chairman of the Audit Committee of the Board of Directors, American Community Bancshares, Inc., 4500 Cameron Valley Parkway, Suite 150, Charlotte, North Carolina, 28211, whereupon such communications will be forwarded to the Board of Directors if addressed to the Board of Directors as a group or to the individual director or directors addressed.

ADDITIONAL INFORMATION

A COPY OF THE COMPANY’S 2006 ANNUAL REPORT ON FORM 10-K WILL BE PROVIDED WITHOUT CHARGE TO ANY SHAREHOLDER ENTITLED TO VOTE AT THE ANNUAL MEETING UPON THAT SHAREHOLDER’S WRITTEN REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO DAN R. ELLIS, JR., CORPORATE SECRETARY, AMERICAN COMMUNITY BANCSHARES, INC., 4500 CAMERON VALLEY PARKWAY, SUITE 150, CHARLOTTE, NORTH CAROLINA, 28211.

REVOCABLE PROXY

AMERICAN COMMUNITY BANCSHARES, INC.

4500 Cameron Valley Parkway, Suite 150

Charlotte, North Carolina 28211

APPOINTMENT OF PROXY

SOLICITED BY BOARD OF DIRECTORS

The undersigned hereby appoints Robert G. Dinsmore, Jr., Alison J. Smith and David D. Whitley (the “Proxies”), or any of them, as attorneys and proxies, with full power of substitution, to vote all shares of the common stock of American Community Bancshares, Inc. (the “Company”) held of record by the undersigned on April 10, 2007, at the Annual Meeting of Shareholders of the Company to be held at American Community Bank, 2593 West Roosevelt Boulevard, Monroe, North Carolina, at 11:00 a.m. on May 22, 2007, and at any adjournments thereof. The undersigned hereby directs that the shares represented by this Appointment of Proxy be voted as follows on the proposals listed below:

1.	ELECTION OF DIRECTORS: Proposal to elect four directors of the Company for three-year terms and one director for a one-year term or until their successors are duly elected and qualified.

☐ FOR all nominees listed below	☐ WITHHOLD AUTHORITY
(except as indicated otherwise below).	to vote for all nominees listed below

NOMINEES:

Three-Year Terms

Frank L. Gentry

Alison J. Smith

David D. Whitley

Gregory N. Wylie

One-Year Term

V. Stephen Moss

Instruction: To withhold authority to vote for one or more nominees, write that nominee’s name on the line below.

2.	RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM: Proposal to ratify the appointment of Dixon Hughes PLLC as the Company’s independent registered public accounting firm for 2007.

☐     FOR                     ☐     AGAINST                      ☐     ABSTAIN

OTHER BUSINESS: On such other matters as may properly come before the Annual Meeting, the Proxies are authorized to vote the shares represented by this Appointment of Proxy in accordance with their best judgment.

PLEASE DATE AND SIGN THIS APPOINTMENT OF PROXY AND RETURN IN THE BUSINESS REPLY ENVELOPE PROVIDED.

THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY WILL BE VOTED AS DIRECTED ABOVE. IN THE ABSENCE OF ANY DIRECTION, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES LISTED IN PROPOSAL 1 BY CASTING AN EQUAL NUMBER OF VOTES FOR EACH SUCH NOMINEE, AND FOR PROPOSAL 2. IF, AT OR BEFORE THE TIME OF THE MEETING, ANY NOMINEE LISTED IN PROPOSAL 1 HAS BECOME UNAVAILABLE FOR ANY REASON, THE PROXIES ARE AUTHORIZED TO VOTE FOR A SUBSTITUTE NOMINEE. THIS APPOINTMENT OF PROXY MAY BE REVOKED BY THE HOLDER OF THE SHARES TO WHICH IT RELATES AT ANY TIME BEFORE IT IS EXERCISED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN INSTRUMENT REVOKING IT OR DULY EXECUTED APPOINTMENT OF PROXY BEARING A LATER DATE OR BY ATTENDING THE ANNUAL MEETING AND ANNOUNCING HIS OR HER INTENTION TO VOTE IN PERSON.

Date: _____________________________________ , 2007

__________________________________________(SEAL)

(Signature)

__________________________________________(SEAL)

(Signature, if shares held jointly)

Instruction: Please sign above exactly as your name appears on this appointment of proxy. Joint owners of shares should both sign. Fiduciaries or other persons signing in a representative capacity should indicate the capacity in which they are signing.

IMPORTANT: TO ENSURE THAT A QUORUM IS PRESENT, PLEASE SEND IN YOUR APPOINTMENT OF PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. EVEN IF YOU SEND IN YOUR APPOINTMENT OF PROXY YOU WILL BE ABLE TO VOTE IN PERSON AT THE MEETING IF YOU SO DESIRE.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD

IN THE ENCLOSED BUSINESS REPLY ENVELOPE

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